Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,266,030)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(12,550,900)
Dividend Income	366,200
Interest Income	317,533
ETF Transaction Fees	1,050
Total Income (Loss)	$(14,132,147)

Expenses
General Partner Management Fees	$164,157
Professional Fees	3,688
Brokerage Commissions	15,987
Directors' Fees and insurance	6,861
Other fees	1,337
Total Expenses	$192,030
Net Income (Loss)	$(14,324,177)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/22	$261,991,747
Additions (650,000 Shares)	18,990,588
Net Income (Loss)	(14,324,177)

Net Asset Value End of Month	$266,658,158
Net Asset Value Per Share (9,300,000 Shares)	$28.67

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596